UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
__________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 15, 2023
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CURO GROUP HOLDINGS CORP
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 W. Hubbard, 8th Floor, Chicago, Illinois		60654
(Address of Principal Executive Offices)		(Zip Code)

(312) 470-2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01 Other Events

The Leah M. Faulkner 2017 Dynasty Trust entered into a pre-arranged stock trading plan providing for a third-party broker to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) on its behalf. Chad Faulkner, a director and Chairman of the Company’s Board of Directors, is the trustee of the trust and holds voting and dispositive power over the shares of Common Stock held by the trust.

The trading plan is designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy (the “10b5-1 Plan”). The 10b5-1 Plan allows for the purchase of up to 20,000 shares during the first purchase period and up to 16,000 shares per month thereafter, up to a maximum of 100,000 shares of Common Stock. Purchases will begin no earlier than June 14, 2023, after a 90-day waiting period, and will terminate no later than December 31, 2023, subject to the terms and conditions of the 10b5-1 Plan. Transactions made under the 10b5-1 Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.

ITEM 9.01     Financial Statements and Exhibits

(d). Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 20th day of March, 2023.

                        CURO Group Holdings Corp.
                        By: /s/ Rebecca Fox___
                        Rebecca Fox
                        Chief Legal Officer